Exhibit 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of SMART Modular Technologies (WWH), Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Iain MacKenzie, the Chief Executive Officer and Barry Zwarenstein, the Chief Financial Officer of SMART Modular Technologies (WWH), Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SMART Modular Technologies (WWH), Inc.

Date: January 6, 2009

By:	/s/ IAIN MACKENZIE
	Name:	Iain MacKenzie
	Title:	President and Chief Executive Officer

By:	/s/ BARRY ZWARENSTEIN
	Name:	Barry Zwarenstein
	Title:	Senior Vice President and Chief Financial Officer